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                                                                       Exhibit 8

[CHASE LOGO]

                            GLOBAL CUSTODY AGREEMENT


         This AGREEMENT is effective January 16, 1997, and is between THE CHASE MANHATTAN BANK ("Bank") and FIVE ARROWS SHORT-TERM INVESTMENT TRUST ("Customer").


1.       CUSTOMER ACCOUNTS.
         Bank agrees to establish and maintain the following accounts ("Accounts"):

         (a) A custody account in the name of Customer ("Custody Account") for any and all stocks, shares, bonds, debentures, notes, mortgages or other obligations for the payment of money, bullion, coin and any certificates, receipts, warrants or other instruments representing rights to receive, purchase or subscribe for the same or evidencing or representing any other rights or interests therein and other similar property whether certificated or uncertificated as may be received by Bank or its Subcustodian (as defined in Section 3) for the account of Customer ("Securities"); and

         (b) A deposit account in the name of Customer ("Deposit Account") for any and all cash in any currency received by Bank or its Subcustodian for the account of Customer, which cash shall not be subject to withdrawal by draft or check.

         Customer warrants its authority to: 1) deposit the cash and Securities ("Assets") received in the Accounts and 2) give Instructions (as defined in
Section 11) concerning the Accounts. Bank may deliver securities of the same class in place of those deposited in the Custody Account.

         Upon written agreement between Bank and Customer, additional Accounts may be established and separately accounted for as additional Accounts hereunder.

2.       MAINTENANCE OF SECURITIES AND CASH AT BANK AND SUBCUSTODIAN LOCATIONS.

         Unless Instructions specifically require another location acceptable to
Bank:


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         (a) Securities shall be held in the country or other jurisdiction in which the principal trading market for such Securities is located, where such Securities are to be presented for payment or where such Securities are acquired; and

         (b) Cash shall be credited to an account in a country or other jurisdiction in which such cash may be legally deposited or is the legal currency for the payment of public or private debts.

         Cash may be held pursuant to Instructions in either interest or non-interest bearing accounts as may be available for the particular currency. To the extent Instructions are issued and Bank can comply with such Instructions, Bank is authorized to maintain cash balances on deposit for Customer with itself or one of its "Affiliates" at such reasonable rates of interest as may from time to time be paid on such accounts, or in non-interest bearing accounts as Customer may direct, if acceptable to Bank. (For purposes hereof, the term "Affiliate" shall mean an entity controlling, controlled by, or under common control with, Bank)

         If Customer wishes to have any of its Assets held in the custody of an institution other than the established Subcustodians as defined in Section 3 (or their securities depositories), such arrangement must be authorized by a written agreement, signed by Bank and Customer.

3.       SUBCUSTODIANS AND SECURITIES DEPOSITORIES.

         Bank may act hereunder through the subcustodians listed in Schedule A hereof with which Bank has entered into subcustodial agreements
("Subcustodians"). Customer authorizes Bank to hold Assets in the Accounts in accounts which Bank has established with one or more of its branches or Subcustodians. Bank and Subcustodians are authorized to hold any of the Securities in their account with any securities depository in which they participate.

         Bank reserves the right to add new, replace or remove Subcustodians. Customer shall be given reasonable notice by Bank of any amendment to Schedule
A. Upon request by Customer, Bank shall identify the name, address and principal place of business of any Subcustodian of Customer's Assets and the name and address of the governmental agency or other regulatory authority that supervises or regulates such Subcustodian.

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4.       USE OF SUBCUSTODIAN.

         (a) Bank shall identify the Assets on its books as belonging to Customer.

         (b) A Subcustodian shall hold such Assets together with assets belonging to other customers of Bank in accounts identified on such Subcustodian's books as custody accounts for the exclusive benefit of customers of Bank.

         (c) Any Assets in the Accounts held by a Subcustodian shall be subject only to the instructions of Bank or its agent. Any Securities held in a securities depository for the account of a Subcustodian shall be subject only to the instructions of such Subcustodian.

         (d) Any agreement Bank enters into with a Subcustodian for holding its customer's assets shall provide that such assets shall not be subject to any right, charge, security interest, lien or claim of any kind in favor of such Subcustodian except for safe custody or administration, and that the beneficial ownership of such assets shall be freely transferable without the payment of money or value other than for safe custody or administration. Where Securities are deposited by a Subcustodian with a securities depository, Bank shall cause the Subcustodian to identify on its books as belonging to Bank, as agent, the Securities shown on the Subcustodian's account on the books of such securities depository. The foregoing shall not apply to the extent of any special agreement or arrangement made by Customer with any particular Subcustodian.

         (e) As long as Securities and Exchange Commission Rule 17f-5 or the 1981 Chase SEC Order requires the Board of Directors/Trustees of a registered investment company directly to approve its foreign custody arrangements, the Bank shall furnish annually to the Customer information concerning Subcustodians similar in kind and scope as that furnished to the Customer in connection with the initial approval hereof. The Bank shall timely advise the Customer of any material adverse change in the facts or circumstances upon which such information is based where such changes would affect the eligibility of the Subcustodian under Rule 17f-5 as soon as practicable after it becomes aware of any such material adverse change in the normal course of its custodial activities.


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5.       DEPOSIT ACCOUNT TRANSACTIONS.

         (a) Bank or its Subcustodians shall make payments from the Deposit Account upon receipt of Instructions which include all information required by Bank.

         (b) In the event that any payment to be made under this Section 5 exceeds the funds available in the Deposit Account, Bank, in its discretion, may advance Customer such excess amount which shall be deemed a loan payable on demand, bearing interest at the rate customarily charged by Bank on similar loans (or as otherwise agreed in writing by Customer and Bank) from the date of the advance to the date of payment (both after as well a before judgment) and otherwise on the terms on which Bank makes similar overdrafts available from time to time.

         (c) If Bank credits the Deposit Account on a payable date, or at any time prior to actual collection and reconciliation to the Deposit Account, with interest, dividends, redemptions or any other amount due ("AutoCredit"), Customer shall promptly return any such amount upon oral or written notification: (i) that such amount has not been received in the ordinary course of business or (ii) that such amount was incorrectly credited. If Customer does not promptly return any amount upon such notification, Bank shall be entitled, upon oral or written notification to Customer, to reverse such credit by debiting the Deposit Account for the amount previously credited. Bank or its Subcustodian shall have no duty or obligation to institute legal proceedings, file a claim or a proof of claim in any insolvency proceeding or take any other action with respect to the collection of such amount, but may act for Customer upon Instructions after consultation with Customer.

6.       CUSTODY ACCOUNT TRANSACTIONS.

         (a) Securities shall be transferred, exchanged or delivered by Bank or its Subcustodian upon receipt by Bank of Instructions which include all information required by Bank. Settlement and payment for Securities received for, and delivery of Securities out of, the Custody Account shall, where reasonably feasible, be made in such manner as set forth in Instructions from Customer, it being understood, however, that settlement and payment shall be made in accordance with customary or established securities trading or securities processing practices and procedures in the jurisdiction or market in which the transaction occurs, including, without

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limitation, delivery of Securities to a purchaser, dealer or their agents against a receipt with the expectation of receiving later payment and free delivery. Chase shall promptly advise Customer in writing (which advice may consist of applicable market reports) as to those markets, in which securities are held as of the date hereof, where it is local market practice to release and deliver securities prior to the receipt of payment therefor and Chase shall provide information as to additional such markets after Chase first has knowledge that Securities are being purchased therein by Customer. Delivery of Securities out of the Custody Account may also be made in any manner specifically required by Instructions reasonably acceptable to Bank.

         (b) Bank, in its discretion, may effect the following book-entries with respect to the settlement of trades:

         (i) On sales: on the contractual settlement due for the sale, credit the Cash Account with the sale proceeds of the sale and transfer the relevant Securities to an account pending settlement of the trade if not already delivered.

         (ii) On purchases: on or before the contractual settlement date for the purchase, debit the Cash Account with the settlement monies and credit a separate account. At the same time Bank will post the Securities Accounts with the expected Securities with a note to the effect that Bank is awaiting receipt, pending actual receipt of such Securities. The Customer shall not be entitled to the delivery of settlement monies in respect of Securities which are awaiting receipt until they have actually been received by Bank or a Subcustodian.

         (c) Bank may (in its absolute discretion) reverse any debit or credit made pursuant to subparagraph (b). Customer shall be responsible for any direct or indirect costs or liabilities resulting from such reversal, unless due to the negligence, fraud or willful default of Bank, and will indemnify Bank accordingly. Customer acknowledges that the procedures described in this sub-clause are of an administrative nature and do not amount to an agreement by Bank to make loans and/or Securities available to Customer.

         (d) Unless the Cash Account is debited or credited (as the case may be) on the contractual settlement date as referred to in subparagraph (b), Bank shall credit the Cash Account with the proceeds of any sale or

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exchanges of Securities and debit the Cash Account for the cost of the
Securities purchased or acquired only on the date cash or Securities are actually received by Bank and reconciled to the Account.

7.       ACTIONS OF BANK.

         Bank shall follow Instructions received regarding assets held in the Accounts. However, until it receives Instructions to the contrary, Bank will:

         (i) Present for payment any Securities which are called, redeemed or retired or otherwise become payable and all coupons and other income items which call for payment upon presentation, to the extent that Bank or Subcustodian is actually aware of such opportunities.

         (ii) Execute in the name of Customer such ownership and other certificates as may be required to obtain payments in respect of Securities.

         (iii) Exchange interim receipts or temporary Securities for definitive Securities.

         (iv) Appoint brokers and agents for any transaction involving the Securities, including, without limitation, Affiliates of Bank or any Subcustodian.

         (v) Issue statements to Customer, at times mutually agreed upon, identifying the Assets in the Accounts.

         Bank shall send Customer an advice or notification of any transfers of Assets to or from the Accounts. Such statements, advices or notifications shall indicate the identity of the entity having custody of the Assets. [Unless the Customer sends the Bank a written exception or objection to any Bank statement within 60 days after its next annual audit covering any period included in the statement, the Customer shall be deemed to have approved such statement; provided that, if such written exception or objection is received by Chase more than 90 days from the statement, advice or notification date, Chase's obligation to Customer in regard to any transactions covered thereby shall be reduced to the extent that Chase's ability to mitigate any damages in connection with any such transaction is compromised.

         All collections of funds or other property paid or distributed in respect of Securities in the Custody Account shall be made at the risk of Customer. Bank shall have no liability for any loss occasioned by delay in

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the actual receipt of notice by Bank or by its Subcustodians of any payment, redemption or other transaction regarding Securities in the Custody Account in respect of which Bank has agreed to take any action hereunder. With respect to income on Securities which are not subject to AutoCredit, Bank shall advise Customer of failure to receive such income in the ordinary course of business, but a failure to provide sufficient notice shall not render Bank liable for such amount except to the extent the failure directly results in Customer's inability to recover such income.

8.       CORPORATE ACTIONS; PROXIES; TAX RECLAIMS.

         (a) CORPORATE ACTIONS. Whenever Bank receives information concerning the Securities which requires discretionary action by the beneficial owner of the Securities (other than a proxy), such as subscription rights, bonus issues, stock repurchase plans and rights offerings, or legal notices or other material intended to be transmitted to securities holders ("Corporate Actions"), Bank shall give Customer notice of such Corporate Actions to the extent that Bank's central corporate actions department has actual knowledge of a Corporate Action in time to notify its customers.

         When a rights entitlement or a fractional interest resulting from a rights issue, stock dividend, stock split or similar Corporate Action is received which bears an expiration date, Bank shall endeavor to obtain Instructions from Customer or its Authorized Person, but if Instructions are not received in time for Bank to take timely action, or actual notice of such Corporate Action was received too late to seek Instructions, Bank is authorized to sell such rights entitlement or fractional interest and to credit the Deposit Account with the proceeds or take any other action it deems, to be appropriate in which case it shall be held harmless for any such action taken in good faith and without negligence.

         (b) PROXY VOTING. Bank shall provide proxy voting services, if elected by Customer, in accordance with the terms of the proxy voting services rider hereto. Proxy voting services may be provided by Bank or, in whole or in part, by one or more third parties appointed by Bank (which may be Affiliates of Bank).

         (c) TAX RECLAIMS.

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         (i) Subject to the provisions hereof, Bank shall apply for a reduction of withholding tax and any refund of any tax paid or tax credits which apply in each applicable market in respect of income payments on Securities for the benefit of Customer which Bank believes may be available to such Customer.

         (ii) The provision of tax reclaim services by Bank is conditional upon Bank receiving from the beneficial owner of Securities (A) a declaration of its identity and place of residence and (B) certain other documentation (PRO FORMA copies of which are available from Bank). Customer acknowledges that, if Bank does not receive such declarations, documentation and information, additional United Kingdom taxation shall be deducted from all income received in respect of Securities issued outside the United Kingdom and that U.S. non-resident alien tax or U.S. backup withholding tax shall be deducted from U.S. source income. Customer shall provide to Bank such documentation and information as it may require in connection with taxation, and warrants that, when given, this information shall be true and correct in every material respect, not misleading in any way, and contain all material information. Customer undertakes to notify Bank immediately if any such information requires updating or amendment.

         (iii) Bank shall not be liable to Customer or any third party for any tax, fines or penalties payable by Bank or Customer, and shall be indemnified accordingly, whether these result from the inaccurate completion of documents by Customer or any third party, or as a result of the provision to Bank or any third party of inaccurate or misleading information or the withholding of material information by Customer or any other third party, or as a result of any delay of any revenue authority or any other matter beyond the control of Bank.

         (iv) Customer confirms that Bank is authorized to deduct from any cash received or credited to the Deposit Account any taxes or levies required by any revenue or governmental authority for whatever reason in respect of the Securities or Cash Accounts.

         (v) Bank shall perform tax reclaim services only with respect to taxation levied by the revenue authorities of the countries notified to Customer from time to time and Bank may, by notification in writing, at its absolute discretion, supplement or amend the markets in which the tax reclaim services are offered. Other than as expressly provided in this sub-clause, Bank shall have no responsibility with regard to Customer's tax position

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or status in any jurisdiction, it being understood that Bank shall use reasonable care to assure that, in performing its services, such performance does not, in and of itself, cause Customer to become resident for tax purposes in any jurisdiction.

         (vi) Customer confirms that Bank is authorized to disclose any information requested by any revenue authority or any governmental body in relation to Customer or the Securities and/or Cash held for Customer.

         (vii) Tax reclaim services may be provided by Bank or, in whole or in part, by one or more third parties appointed by Bank (which may be Affiliates of Bank); provided that Bank shall be liable for the performance of any such third party to the same extent as Bank would have been if it performed such services itself.

9.       NOMINEES.

         Securities which are ordinarily held in registered form may be registered in a nominee name of Bank, Subcustodian or securities depository, as the case may be. Bank may without notice to Customer cause any such Securities to cease to be registered in the name of any such nominee and to be registered in the name of Customer. In the event that any Securities registered in a nominee name are called for partial redemption by the issuer, Bank may allot the called portion to the respective beneficial holders of such class of security in any manner Bank deems to be fair and equitable. Customer shall hold Bank, Subcustodians, and their respective nominees harmless from any liability arising directly or indirectly from their status as a mere record holder of Securities in the Custody Account.

10.      AUTHORIZED PERSONS.

         As used herein, the term "Authorized Person" means employees or agents including investment managers as have been designated by written notice from Customer or its designated agent to act on behalf of Customer hereunder. Such persons shall continue to be Authorized Persons until such time as Bank receives Instructions from Customer or its designated agent that any such employee or agent is no longer an Authorized Person.

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11.      INSTRUCTIONS.

         The term "Instructions" means instructions of any Authorized Person received by Bank, via telephone, telex, facsimile transmission, bank wire or other teleprocess or electronic instruction or trade information system acceptable to Bank which Bank believes in good faith and in the absence of negligence to have been given by Authorized Persons or which are transmitted with proper testing or authentication pursuant to terms and conditions which Bank may specify. Unless otherwise expressly provided, all Instructions shall continue in full force and effect until canceled or superseded.

         Any Instructions delivered to Bank by telephone shall promptly thereafter be confirmed in writing by an Authorized Person (which confirmation may bear the facsimile signature of such Person), but Customer shall hold Bank harmless for the failure of an Authorized Person to send such confirmation in writing, the failure of such confirmation to conform to the telephone instructions received or Bank's failure to produce such confirmation at any subsequent time. Bank may electronically record any Instructions given by telephone, and any other telephone discussions with respect to the Custody Account. Customer shall be responsible for safeguarding any testkeys, identification codes or other security devices which Bank shall make available to Customer or its Authorized Persons.

12.      STANDARD OF CARE; LIABILITIES.

         (a) Bank shall be responsible for the performance of only such duties as are set forth herein or expressly contained in Instructions which are consistent with the provisions hereof as follows:

         (i) Bank shall use reasonable care with respect to its obligations hereunder and the safekeeping of Assets. Bank shall be liable to Customer for any loss which shall occur as the result of the failure of a Subcustodian to exercise reasonable care with respect to the safekeeping of such Assets to the same extent that Bank would be liable to Customer if Bank were holding such Assets in New York. In the event of any loss to Customer by reason of the failure of Bank or its Subcustodian to utilize reasonable care, Bank shall be liable to Customer only to the extent of Customer's direct damages, to be determined based on the market value of the property which is the subject of the loss at the date of notification of such loss to Customer and without reference to any special

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conditions or circumstances. Alternatively, Customer may, at its election and its sole expense, be subrogated to the rights of Bank in respect of any Subcustodian in connection with such a loss. Bank shall have no liability whatsoever for any consequential, special, indirect or speculative loss or damages (including, but not limited to, lost profits) suffered by Customer in connection with the transactions contemplated hereby and the relationship established hereby even if Bank has been advised as to the possibility of the same and regardless of the form of the action. As long as Bank shall have been in compliance with its obligations pursuant to Section 4(e) hereof, Bank shall not be responsible for the insolvency of any Subcustodian which is not a branch or Affiliate of Bank

         (ii) Bank shall not be responsible for any act, omission, default or the solvency of any broker or agent which it or a Subcustodian appoints unless such appointment was made negligently or in bad faith; it being understood that the appointees covered by this section shall be limited to those performing ministerial functions such as the sale of fractional shares and the provision of pricing information.

         (iii) Bank shall be indemnified by, and without liability to Customer for any action taken or omitted by Bank whether pursuant to Instructions or otherwise within the scope hereof if such act or omission was in good faith, without negligence and in compliance herewith. In performing its obligations hereunder, Bank may rely on the genuineness of any document which it believes in good faith to have been validly executed.

         (iv) Customer agrees to pay for and hold Bank harmless from any liability or loss resulting from the imposition or assessment of any taxes or other governmental charges, and any related expenses with respect to income from or Assets in the Accounts.

         (v) Bank shall be entitled to rely, and may act, upon the advice of counsel (who may be counsel for Customer) on all matters and shall be without liability for any action reasonably taken or omitted pursuant to such advice.

         (vi) Bank need not maintain any insurance for the benefit of Customer.

         (vii) Without limiting the foregoing, Bank shall not be liable for any loss which results from: 1) the general risk of investing, or 2) investing or holding Assets in a particular country including, but not limited

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to, losses resulting from malfunction, interruption of or error in the transmission of information caused by any machines or system or interruption of communication facilities not within the control of Bank or its Subcustodians, nationalization, expropriation or other governmental actions; regulation of the banking or securities industry; currency restrictions, devaluations or fluctuations; and market conditions which prevent the orderly execution of securities transactions or affect the value of Assets.

         (viii) Neither party shall be liable to the other for any loss due to forces beyond their control including, but not limited to strikes or work stoppages, acts of war (whether declared or undeclared) or terrorism, insurrection, revolution, nuclear fusion, fission or radiation, or acts of God; provided that in the event of the occurrence of any of the foregoing events, the affected party shall, where feasible, take such steps as are reasonable to restore service in a reasonable time, but shall not be obligated thereby to settle any strike or resolve any work stoppage.

         (b) Consistent with and without limiting the first paragraph of this
Section 12, it is specifically acknowledged that Bank shall have no duty or responsibility to:

         (i) question Instructions or make any suggestions to Customer or an Authorized Person regarding such Instructions;

         (ii) supervise or make recommendations with respect to investments or the retention of Securities;

         (iii) advise Customer or an Authorized Person regarding any default in the payment of principal or income of any security other than as provided in
Section 5(c) and the last paragraph of Section 7 hereof;

         (iv) evaluate or report to Customer or an Authorized Person regarding the financial condition of any broker, agent (other than a Subcustodian) or other party to which Securities are delivered or payments are made pursuant hereto, provided, however, that Bank shall exercise reasonable care when appointing any broker, agent or other party in its discretion ; and

         (v) review or reconcile trade confirmations received from brokers. Customer or its Authorized Persons (as defined in Section 10) issuing Instructions shall bear any responsibility to review such confirmations against Instructions issued to and statements issued by Bank.

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         (c) Customer authorizes Bank to act hereunder notwithstanding that Bank or any of its divisions or Affiliates may have a material interest in a transaction, or circumstances are such that Bank may have a potential conflict of duty or interest including the fact that Bank or any of its Affiliates may provide brokerage services to other customers, act as financial advisor to the issuer of Securities, act as a lender to the issuer of Securities, act in the same transaction as agent for more than one customer, have a material interest in the issue of Securities, or earn profits from any of the activities listed herein.

13.      FEES AND EXPENSES.

         Customer agrees to pay Bank for its services hereunder the fees set forth in Schedule B hereto or such other amounts as may be agreed upon in writing, together with Bank's reasonable out-of-pocket expenses, including, but not limited to, the reasonable fees and disbursements of Bank's legal advisers in relation to the amendment or modification of any documentation in relation to the Customer. Bank shall have a lien on and is authorized to charge any Accounts of Customer for any amount owing to Bank under any provision hereof (other than pursuant to the indemnity section); provided that, Bank's security interest in a particular Security shall terminate at the time Customer pays Bank the settlement amount for such Security in immediately available funds. Bank shall give Customer prompt subsequent advice of any charge against Cash made hereunder and not less than two days' prior notice of the liquidation or other disposition of any Securities subject to lien in connection with satisfaction of any amount owing to Bank.

14.       MISCELLANEOUS.

         (a) FOREIGN EXCHANGE TRANSACTIONS. To facilitate the administration of Customer's trading and investment activity, Bank is authorized to enter into spot or forward foreign exchange contracts with Customer or an Authorized Person for Customer and may also provide foreign exchange through its subsidiaries, Affiliates or Subcustodians. Instructions, including standing instructions, may be issued with respect to such contracts but Bank may establish rules or limitations concerning any foreign exchange facility made available. Except where the parties have otherwise negotiated different terms and conditions, in all cases where Bank, its subsidiaries, Affiliates or Subcustodians enter into a foreign exchange contract related to Accounts, the terms

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and conditions of such entity's foreign exchange contract and, to the extent not inconsistent, this Agreement shall apply to such transaction.

         (b) CERTIFICATION OF RESIDENCY, ETC. Customer certifies that it is a resident of the United States and shall notify Bank of any changes in residency. Bank may rely upon this certification or the certification of such other facts as may be required to administer Bank's obligations hereunder. Customer shall indemnify Bank against all losses, liability, claims or demands arising directly or indirectly from any such certifications, except to the extent attributable to the Bank's failure to exercise reasonable care.

         (c) ACCESS TO RECORDS. Bank shall allow Customer's independent public accountant reasonable access to the records of Bank relating to the Assets as is required in connection with their examination of books and records pertaining to Customer's affairs. Subject to restrictions under applicable law, Bank shall also obtain an undertaking to permit Customer's independent public accountants reasonable access to the records of any Subcustodian which has physical possession of any Assets as may be required in connection with the examination of Customer's books and records.

         (d) GOVERNING LAW; SUCCESSORS AND ASSIGNS. THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN NEW YORK and shall not be assignable by either party, but shall bind the successors in interest of Customer and Bank.

         (e) ENTIRE AGREEMENT; APPLICABLE RIDERS. Customer represents that the Assets deposited in the Accounts are (Check one):


            ___ Employee Benefit Plan or other assets subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA");

             X
            ___ Mutual Fund assets subject to certain Securities and Exchange Commission ("SEC") rules and regulations;

            ___ Neither of the above.


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         This Agreement consists exclusively of this document together with
Schedules A and B, Exhibits I - _______ and the following Rider(s) [Check applicable rider(s)]:

                ERISA
          ---
           X    MUTUAL FUND
          ---
           X    PROXY VOTING
          ---
                SPECIAL TERMS AND CONDITIONS
          ---

         There are no other provisions hereof and this Agreement supersedes any other agreements, whether written or oral, between the parties. Any amendment hereto must be in writing, executed by both parties.

         (f) SEVERABILITY. In the event that one or more provisions hereof are held invalid, illegal or unenforceable in any respect on the basis of any particular circumstances or in any jurisdiction, the validity, legality and enforceability of such provision or provisions under other circumstances or in other jurisdictions and of the remaining provisions shall not in any way be affected or impaired.

         (g) WAIVER. Except as otherwise provided herein, no failure or delay on the part of either party in exercising any power or right hereunder operates as a waiver, nor does any single or partial exercise of any power or right preclude any other or further exercise, or the exercise of any other power or right. No waiver by a party of any provision hereof, or waiver of any breach or default, is effective unless in writing and signed by the party against whom the waiver is to be enforced.

         (h) REPRESENTATIONS AND WARRANTIES. (i) Customer hereby represents and warrants to Bank that: (A) it has full authority and power to deposit and control the Securities and cash deposited in the Accounts; (B) it has all necessary authority to use Bank as its custodian; (C) this Agreement is its legal, valid and binding obligation, enforceable in accordance with its terms;
(D) it shall have sufficient authority and power to borrow moneys and enter into foreign exchange transactions; and (E) it has not relied on any oral or written representation made by Bank or any person on its behalf, and acknowledges that this Agreement sets out to the fullest extent the duties of Bank. (ii) Bank hereby represents and warrants to Customer that: (A) it has the power and authority to perform its obligations hereunder, (B) this Agreement constitutes a legal, valid and

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binding obligation on it; enforceable in accordance with its terms; and (C) that it has taken all necessary action to authorize the execution and delivery hereof.

         (i) NOTICES. All notices hereunder shall be effective when actually received. Any notices or other communications which may be required hereunder are to be sent to the parties at the following addresses or such other addresses as may subsequently be given to the other party in writing: (a) Bank: The Chase Manhattan Bank, 4 Chase MetroTech Center, Brooklyn, NY 11245, Attention: Global Custody Division; and (b) Customer: Five Arrows Currency Trust, c/o BISYS Fund Services, 3435 Stelzer Rd, Columbus, OH 43219, attention: George Martinez, with a copy to: Rothschild International Asset Management Limited, Five Arrows House, St. Swithin's Lane, London, EC4N 8NR, United Kingdom, Attention: Paul R. Freeman.

         (j) TERMINATION. This Agreement may be terminated by Customer or Bank by giving sixty (60) days written notice to the other, provided that such notice to Bank shall specify the names of the persons to whom Bank shall deliver the Assets in the Accounts. If notice of termination is given by Bank, Customer shall, within sixty (60) days following receipt of the notice (or such other period as specified by Customer pursuant to the final sentence of this subparagraph (j)), deliver to Bank Instructions specifying the names of the persons to whom Bank shall deliver the Assets. In either case Bank shall deliver the Assets to the persons so specified, after deducting any amounts which Bank determines in good faith to be owed to it under Section 13. If within sixty (60) days following receipt of a notice of termination by Bank, Bank does not receive Instructions from Customer specifying the names of the persons to whom Bank shall deliver the Assets, Bank, at its election, may deliver the Assets to a bank or trust company doing business in the State of New York to be held and disposed of pursuant to the provisions hereof, or to Authorized Persons, or may continue to hold the Assets until Instructions are provided to Bank; provided that where Bank is the terminating party and Bank has not notified Customer that termination was for breach by Customer or because, in Bank's reasonable judgment, Customer has been subject to a material adverse change in its financial condition, such sixty (60) day period shall be extended for an additional period as requested by Customer in writing prior to the expiration of the initial sixty (60) day period of up to sixty (60) days.

         (k) LIMITATION OF LIABILITY. The term "Customer" means and refers to the Trustees from time to time serving under the Master Trust Agreement of Five Arrows Currency Trust, a Delaware business trust, as the same may be amended from time to time. The obligations of Customer hereunder shall not be binding upon any of the Trustees, shareholders, nominees, officers, agents or employees of Customer personally, but shall bind only the trust property of Customer, as provided in the Master Trust Agreement. The execution and delivery of this Agreement have been authorized by the Trustees and signed by an officer of the Trust, acting as such, and neither such authorization by such Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the trust property of the Trust as provided in its Master Trust Agreement.

         (l) SEVERAL OBLIGATIONS OF THE PORTFOLIO. Customer is a series company with multiple portfolios and has entered into this Agreement on behalf of those portfolios identified in Exhibit __ hereto, as amended from time to time on notice to Bank (each a "Portfolio"). With respect to any obligation of Customer on behalf of any Portfolio arising hereunder, Bank shall look for payment or satisfaction of such obligations solely to the assets and property of the Portfolio to which such obligation relates as though Customer had separately contracted with Bank by separate written instrument with respect to each Portfolio. In addition, this Agreement may be terminated with respect to one or more Portfolios without affecting the rights, duties or obligations of any of the other Portfolios.

         (m) MONEY LAUNDERING. Customer warrants and undertakes to Bank for itself and its agents that all Customer's customers are properly identified in accordance with U.S. Money Laundering Regulations as in effect from time to time.

         (n) IMPUTATION OF CERTAIN INFORMATION. Bank shall not be held responsible for and shall not be required to have regard to information held by any person by imputation or information of which Bank is not aware by virtue of a 'Chinese Wall' arrangement. [If Bank becomes aware of confidential information which in good faith it feels inhibits it from effecting a transaction hereunder Bank may refrain from effecting it.]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first-above written.


                                       FIVE ARROWS SHORT-TERM INVESTMENT TRUST

                                       By: /s/ Paul R. Freeman
                                          -------------------------------------
                                       Title: Senior Vice President
                                       Date: 27 January 1997


                                       THE CHASE MANHATTAN BANK


                                       By: /s/ Marian Sullivan
                                          -------------------------------------
                                       Title: Vice President
                                       Date:  27 January 1997

                  Mutual Fund Rider to Global Custody Agreement
                      Between THE CHASE MANHATTAN BANK and
                    FIVE ARROWS SHORT-TERM INVESTMENT TRUST
                           effective January 16, 1997


         Customer represents that the Assets being placed in Bank's custody are subject to the Investment Company Act of 1940 (the Act), as the same may be amended from time to time.

         Except for the SEC Exemptive Order applicable to accounts of this nature issued to Bank (1940 Act, Release No. 12053, November 20, 1981), as amended, or for rules, regulations and interpretations promulgated by or under the authority of the SEC which are generally applicable to custodians holding accounts of this nature, or unless Bank has otherwise specifically agreed, Customer shall be solely responsible to assure that the maintenance of Assets hereunder complies with such rules, regulations, interpretations or exemptive order promulgated by or under the authority of the SEC.

         The following modifications are made to the Agreement:

         Section 3.    Subcustodians and Securities Depositories.
                       -----------------------------------------

         Add the following language to the end of Section 3:

         The terms Subcustodian and securities depositories as used herein shall mean a branch of a qualified U.S. bank, an eligible foreign custodian or an eligible foreign securities depository, which are further defined as follows:

         (a) "qualified U.S. Bank" shall mean a qualified U.S. bank as defined in Rule 17f-5 under the Investment Company Act of 1940;

         (b) "eligible foreign custodian" shall mean (i) a banking institution or trust company incorporated or organized under the laws of a country other than the United States that is regulated as such by that country's government or an agency thereof and that has shareholders' equity in excess of $200 million in U.S. currency (or a foreign currency equivalent thereof), (ii) a majority owned direct or indirect subsidiary of a qualified U.S. bank or bank holding company that is incorporated or organized under the laws of a country other than the United States and that has shareholders' equity in excess of $100 million in U.S. currency (or a foreign currency equivalent thereof) (iii) a banking institution or trust company incorporated or organized under the laws of a country other than the United States or a majority owned direct or indirect subsidiary of a qualified U.S. bank or bank holding company that is incorporated or organized under the laws of a country other than the United States which has such other qualifications as shall be specified in Instructions and approved by Bank; or (iv) any other entity that shall have been so qualified by exemptive order, rule or other appropriate action of the SEC; and

         (c) "eligible foreign securities depository" shall mean a securities depository or clearing agency, incorporated or organized under the laws of a country other than the United States, which operates (i) the central system for handling securities or equivalent book-entries in that country, or (ii) a transnational system for the central handling of securities or equivalent book-entries.

         Customer represents that its Board of Directors has approved each of the Subcustodians listed in Schedule A hereto and the terms of the subcustody agreements between Bank and each Subcustodian, which are attached as Exhibits I through ____________ of Schedule A, and further represents that its Board has determined that the use of each Subcustodian and the terms of each subcustody agreement are consistent with the best interests of the Fund(s) and its (their) shareholders. Bank shall supply Customer with any amendment to Schedule A for approval. Customer has supplied or shall supply Bank with certified copies of its Board of Directors resolution(s) with respect to the foregoing prior to placing Assets with any Subcustodian so approved.

         Section 11.    Instructions.
                        ------------

         Add the following language to the end of Section 11:

         Deposit Account Payments and Custody Account Transactions made pursuant to Section 5 and 6 hereof may be made only for the purposes listed below. Instructions must specify the purpose for which any transaction is to be made and Customer shall be solely responsible to assure that Instructions are in accord with any limitations or restrictions applicable to Customer by law or as may be set forth in its prospectus.

         (a) In connection with the purchase or sale of Securities at prices as confirmed by Instructions;

         (b) When Securities are called, redeemed or retired, or otherwise become payable;

         (c) In exchange for or upon conversion into other securities alone or other securities and cash pursuant to any plan or merger, consolidation, reorganization, recapitalization or readjustment;

         (d) Upon conversion of Securities pursuant to their terms into other securities;

         (e) Upon exercise of subscription, purchase or other similar rights represented by Securities;

         (f) For the payment of interest, taxes, management or supervisory fees, distributions or operating expenses;

         (g) In connection with any borrowings by Customer requiring a pledge of Securities, but only against receipt of amounts borrowed;

         (h) In connection with any loans, but only against receipt of adequate collateral as specified in Instructions which shall reflect any restrictions applicable to Customer;

         (i) For the purpose of redeeming shares of the capital stock of Customer and the delivery to, or the crediting to the account of, Bank, its Subcustodian or Customer's transfer agent, such shares to be purchased or redeemed;

         (j) For the purpose of redeeming in kind shares of Customer against delivery to Bank, its Subcustodian or Customer's transfer agent of such shares to be so redeemed;

         (k) For delivery in accordance with the provisions of any agreement among Customer, Bank and a broker-dealer registered under the Securities Exchange Act of 1934 and a member of The National Association of Securities Dealers, Inc., relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange, or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by Customer;

         (l) For release of Securities to designated brokers under covered call options, provided, however, that such Securities shall be released only upon payment to Bank of monies for the premium due and a receipt for the Securities which are to be held in escrow. Upon exercise of the option, or at expiration, Bank shall receive from brokers the Securities previously deposited. Bank shall act strictly in accordance with Instructions in the delivery of Securities to be held in escrow and shall have no responsibility or liability for any such Securities which are not returned promptly when due other than to make proper request for such return;

         (m) For spot or forward foreign exchange transactions to facilitate security trading, receipt of income from Securities or related transactions;

         (n) For other proper purposes as may be specified in Instructions issued by an officer of Customer which shall include a statement of the purpose for which the delivery or payment is to be made, the amount of the payment or specific Securities to be delivered, the name of the person or persons to whom delivery or payment is to be made, and a certification that the purpose is a proper purpose under the instruments governing Customer; and

         (o)  Upon the termination hereof as set forth in Section 14(j).

         Section 12.    Standard Of Care; Liabilities.
                        -----------------------------

         Add the following at the end of Section as 12:

         (d) Bank hereby warrants to Customer that in its opinion, after due inquiry, the established procedures to be followed by each of its branches, each branch of a qualified U.S. bank, each eligible foreign custodian and each eligible foreign securities depository holding Customer's Securities pursuant hereto afford protection for such Securities at least equal to that afforded by Bank's established procedures with respect to similar securities held by Bank and its securities depositories in New York.

         Section 14.    Access To Records.
                        -----------------

         Add the following language to the end of section 14(c):
         -------------------------------------------------------

         Upon reasonable request from Customer, Bank shall furnish Customer such reports (or portions thereof) of Bank's system of internal accounting controls applicable to Bank's duties hereunder. Bank shall endeavor to obtain and furnish Customer with such similar reports as it may reasonably request with respect to each Subcustodian and securities depository holding Assets.

                           GLOBAL PROXY SERVICE RIDER
                           To Global Custody Agreement


         Between
         THE CHASE MANHATTAN BANK

         AND

         FIVE ARROWS SHORT-TERM INVESTMENT TRUST


                             dated January 16, 1997.

1. Global Proxy Services (the "Services") shall be provided for the countries listed in the procedures and guidelines ("Procedures") furnished to Customer, as the same may be amended by Bank from time to time on prior notice to Customer. The Procedures are incorporated by reference herein and form a part of this Rider.

2. The Services shall consist of those elements as set forth in the Procedures, and shall include (a) notifications ("Notifications") by Bank to Customer of the dates of pending shareholder meetings, resolutions to be voted upon and the return dates as may be received by Bank or provided to Bank by its Subcustodians or third parties, and (b) voting by Bank of proxies based on Customer Directions. Original proxy materials or copies thereof shall not be provided. Notifications shall generally be in English and, where necessary, shall be summarized and translated from such non-English materials as have been made available to Bank or its Subcustodian. In this respect Bank's only obligation is to provide information from sources it believes to be reliable and/or to provide materials summarized and/or translated in good faith. Bank reserves the right to provide Notifications, or parts thereof, in the language received. Upon reasonable advance request by Customer, backup information relative to Notifications, such as annual reports, explanatory material concerning resolutions, management recommendations or other material relevant to the exercise of proxy voting rights shall be provided as available, but without translation.

3. While Bank shall attempt to provide accurate and complete Notifications, whether or not translated, Bank shall not be liable for any losses or other consequences that may result from reliance by Customer upon Notifications where Bank prepared the same in good faith.

4. Notwithstanding the fact that Bank may act in a fiduciary capacity with respect to Customer under other agreements or otherwise under the Agreement, in performing Services Bank shall be acting solely as the agent of Customer, and shall not exercise any discretion with regard to such Services.

5. Proxy voting may be precluded or restricted in a variety of circumstances, including, without limitation, where the relevant Financial Assets are: (i) on loan; (ii) at registrar for registration or reregistration; (iii) the subject of a conversion or other corporate action; (iv) not held in a name subject to the control of Bank or its Subcustodian or are otherwise held in a manner which precludes voting; (v) not capable of being voted on account of local market regulations or practices or restrictions by the issuer; or (vi) held in a margin or collateral account.

6. Customer acknowledges that in certain countries Bank may be unable to vote individual proxies but shall only be able to vote proxies on a net basis (E.G., a net yes or no vote given the voting instructions received from all customers).

7. Customer shall not make any use of the information provided hereunder, except in connection with the funds or plans covered hereby, and shall in no event sell, license, give or otherwise make the information provided hereunder available, to any third party, and shall not directly or indirectly compete with Bank or diminish the market for the Services by provision of such information, in whole or in part, for compensation or otherwise, to any third party.

8. The names of Authorized Persons for Services shall be furnished to Bank in accordance with Section 10 of the Agreement. Fees for the Services shall be agreed as set forth in Section 13 of the Agreement or separately agreed.

                      SPECIAL TERMS AND CONDITIONS RIDER
                      ----------------------------------




                                      GLOBAL CUSTODY AGREEMENT

                                      WITH
                                           -----------------------------------

                                      DATE
                                           -----------------------------------

                                  DOMESTIC ONLY
                       SPECIAL TERMS AND CONDITIONS RIDER


Domestic Corporate Actions and Proxies
--------------------------------------

With respect to domestic U.S. and Canadian Securities (the latter if held in DTC), the following provisions shall apply rather than the provisions of Section 8 of the Agreement and the Global Proxy Service rider:

         Bank shall send to Customer or the Authorized Person for a Custody Account, such proxies (signed in blank, if issued in the name of Bank's nominee or the nominee of a central depository) and communications with respect to Securities in the Custody Account as call for voting or relate to legal proceedings within a reasonable time after sufficient copies are received by Bank for forwarding to its customers. In addition, Bank shall follow coupon payments, redemptions, exchanges or similar matters with respect to Securities in the Custody Account and advise Customer or the Authorized Person for such Account of rights issued, tender offers or any other discretionary rights with respect to such Securities, in each case, of which Bank has received notice from the issuer of the Securities, or as to which notice is published in publications routinely utilized by Bank for this purpose.

Fees
----

The fees referenced in Section 13 hereof cover only domestic and euro-dollar holdings. There shall be no Schedule A hereto, as there are no foreign assets in the Accounts.

         DOMESTIC AND GLOBAL

         SPECIAL TERMS AND CONDITIONS RIDER
         ----------------------------------


Domestic Corporate Actions and Proxies
--------------------------------------

With respect to domestic U.S. and Canadian Securities (the latter if held in DTC), the following provisions shall apply rather than the pertinent provisions of Section 8 of the Agreement and the Global Proxy Service rider:

                  Bank shall send to Customer or the Authorized Person for a Custody Account, such proxies (signed in blank, if issued in the name of Bank's nominee or the nominee of a central depository) and communications with respect to Securities in the Custody Account as call for voting or relate to legal proceedings within a reasonable time after sufficient copies are received by Bank for forwarding to its customers. In addition, Bank shall follow coupon payments, redemptions, exchanges or similar matters with respect to Securities in the Custody Account and advise Customer or the Authorized Person for such Account of rights issued, tender offers or any other discretionary rights with respect to such Securities, in each case, of which Bank has received notice from the issuer of the Securities, or as to which notice is published in publications routinely utilized by Bank for this purpose.

                                   SCHEDULE A
                                   ----------

                                                                 NOVEMBER, 1996



                           SUB-CUSTODIANS EMPLOYED BY
                           --------------------------

                THE CHASE MANHATTAN BANK, LONDON, GLOBAL CUSTODY
                ------------------------------------------------


         COUNTRY                         SUB-CUSTODIAN                                 CORRESPONDENT BANK
         -------                         -------------                                 ------------------
                                                                                       BANK
         ARGENTINA                       The Chase Manhattan Bank                      The Chase Manhattan
         ---------                       Arenales 707, 5th Floor                       Bank
                                         De Mayo 130/140                               Buenos Aires
                                         1061 Buenos Aires
                                         ARGENTINA

         AUSTRALIA                       The Chase Manhattan Bank                      The Chase Manhattan
         ---------                       36th Floor                                    Bank
                                         World Trade Center                            Sydney
                                         Jamison Street
                                         Sydney
                                         New South Wales 2000
                                         AUSTRALIA

         AUSTRIA                         Creditanstalt - Bankverein                    Credit Lyonnais Bank
         -------                         Julius Tandler Platz - 3                      Vienna
                                         A - 1011, Vienna
                                         AUSTRIA

         BAHRAIN                         The British Bank of the Middle                National Bank of Bahrain
         -------                         East                                          Manama
                                         PO Box
                                         Manama
                                         BAHRAIN

         BANGLADESH                      Standard Chartered Bank                       Standard Chartered Bank
         ----------                      18-20 Motijheel C.A.                          Dhaka
                                         Box 536,
                                         Dhaka-100
                                         BANGLADESH

         BELGIUM                         Generale Bank                                 Credit Lyonnais Bank
         -------                         3 Montagne Du Parc                            Brussels
                                         1000 Bruxelles
                                         BELGIUM
                                                                                       BANK

         BOTSWANA                        Barclays Bank of Botswana                     Barclays Bank of
         --------                        Limited                                       Botswana
                                         Barclays House                                Gaborone
                                         Khama Crescent
                                         Gaborone
                                         BOTSWANA

         BRAZIL                          Banco Chase Manhattan, S.A                    Banco Chase Manhattan,
         ------                          Chase Manhattan Center                        S.A
                                         Rua Verbo Divino, 1400                        Sao Paulo
                                         Sao Paulo, SP 04719-002
                                         BRAZIL

         CANADA                          The Royal Bank of Canada                      Royal Bank of Canada
         ------                          Royal Bank Plaza                              Toronto
                                         Toronto
                                         Ontario  M5J2J5
                                         CANADA

         COUNTRY                         SUB-CUSTODIAN                                 CORRESPONDENT BANK
         -------                         -------------                                 ------------------

                                         Canada Trust                                  Royal Bank of Canada
                                         Canada Trust Tower                            Toronto
                                         BCE Place
                                         161 Bay at Front
                                         Toronto
                                         Ontario  M5J2T2
                                         CANADA

         CHILE                           The Chase Manhattan Bank,                     The Chase Manhattan
         -----                           Agustinas 1235                                Bank,
                                         Casilla 9192                                  Santiago
                                         Santiago
                                         CHILE

         COLOMBIA                        Cititrust Colombia S.A.                       Cititrust Colombia S.A.
         --------                         Sociedad Fiduciaria                           Sociedad Fiduciaria
                                         Carrera 9a No 99-02                           Santafe de Bogota
                                         Santafe de Bogota, DC
                                         COLOMBIA

         CYPRUS                          Barclays Bank plc                             Barclays Bank plc
         ------                          Cyprus Offshore Banking Unit                  Nicosia
                                         2nd & 3rd Floor
                                         88 Dighenis Akritas Avenue
                                         PO Box 7320
                                         1644 Nicosia
                                         CYPRUS

                                                                                       BANK
         CZECH                           Ceskoslovenska Obchodni                       Komercni Banka, A.S.,
         REPUBLIC                        Banka, A.S.                                   Praha
         --------                        Na Prikope 14
                                         115 20 Praha 1
                                         CZECH REPUBLIC

         DENMARK                         Den Danske Bank                               Den Danske Bank
         -------                         2 Holmens Kanala DK 1091                      Copenhagen
                                         Copenhagen
                                         DENMARK

         ECUADOR                         Citibank, N.A.                                Citibank, N.A.
         -------                         Juan Leon Mera                                Quito
                                         130 y Patria
                                         Quito
                                         ECUADOR

         EGYPT                           National Bank of Egypt                        National Bank of Egypt
         -----                           1187, Corniche El-Nile Plaza                  Cairo
                                         Cairo
                                         EGYPT

         ESTONIA                         HansaBank                                     Tallinna Bank
         -------                         Liivalaia 8                                   Tallinn
                                         EE0100 Tallinn
                                         ESTONIA

         EUROBONDS                       Cedel Bank S.A.                               ECU:  Lloyds Bank PLC
         ---------                       67 Boulevard Grande Duchesse                  International Banking
                                         Charlotte                                     Division
                                         LUXEMBOURG                                    London
                                         A/c The Chase Manhattan Bank, N.A.            For all other currencies:
                                         London                                        see relevant
                                         A/c No. 17817                                 country

         COUNTRY                         SUB-CUSTODIAN                                 CORRESPONDENT BANK
         -------                         -------------                                 ------------------

         EURO CDS                        First Chicago Clearing Centre                 ECU:  Lloyds Bank PLC
         --------                        27 Leadenhall Street                          Banking Division London
                                         London EC3A IAA                               For all other currencies:
                                         UNITED KINGDOM                                see relevant
                                                                                       country

         FINLAND                         Merita Bank Ltd                               Merita Bank Ltd
         -------                         2598 Custody Services                         Helsinki
                                         Fabianinkaru 29B
                                         Helsinki
                                         FINLAND

         COUNTRY                         SUB-CUSTODIAN                                 CORRESPONDENT
                                                                                       BANK

         FRANCE                          Banque Paribas                                Societe Generale
         ------                          Ref 256                                       Paris
                                         BP 141
                                         3, Rue D'Antin
                                         75078 Paris
                                         Cedex 02
                                         FRANCE

         GERMANY                         Chase Bank A.G.                               Chase Bank. A.G.
         -------                         Alexanderstrasse 59                           Frankfurt
                                         Postfach 90 01 09
                                         60441 Frankfurt/Main
                                         GERMANY

         GHANA                           Barclays Bank of Ghana Ltd                    Barclays Bank
         -----                           Barclays House                                Accra
                                         High Street
                                         Accra
                                         GHANA

         GREECE                          Barclays Bank Plc                             National Bank of Greece
         ------                          1 Kolokotroni Street                          S.A.
                                         10562 Athens                                  Athens
                                         GREECE                                        A/c Chase Manhattan
                                                                                       Bank,
                                                                                       London A/c No.
                                                                                       040/7/921578-68

         HONG KONG                       The Chase Manhattan Bank,                     The Chase Manhattan
         ---------                       40/F One Exchange Square                      Bank,
                                         8, Connaught Place                            Hong Kong
                                         Central, Hong Kong
                                         HONG KONG

         HUNGARY                         Citibank Budapest Rt.                         Citibank Budapest Rt.
         -------                         Vaci Utca 19-21                               Budapest
                                         1052 Budapest V
                                         HUNGARY

         INDIA                           The Hongkong and Shanghai                     The Hongkong and
         -----                            Banking Corporation Limited                  Shanghai
                                         52/60 Mahata Gandhi Road                       Banking Corporation
                                         Bombay 400 001                                Limited
                                         INDIA                                         Bombay

                                         Deutsche Bank AG                              Deutsche Bank
                                         Securities & Custody Services                 Bombay
                                         Kodak House
                                         222 D.N. Road, Fort
                                         Bombay 400 001
                                         INDIA

         COUNTRY                         SUB-CUSTODIAN                                 CORRESPONDENT BANK
         -------                         -------------                                 ------------------

         INDONESIA                       The Hongkong and Shanghai                     The Chase Manhattan
         ---------                        Banking Corporation Limited                  Bank
                                         World Trade Center                            Jakarta
                                         J1. Jend Sudirman Kav. 29-31
                                         Jakarta 10023
                                         INDONESIA

         IRELAND                         Bank of Ireland                               Allied Irish Bank
         -------                         International Financial Services              Dublin
                                         Centre
                                         1 Harbourmaster Place
                                         Dublin 1
                                         IRELAND

         ISRAEL                          Bank Leumi Le-Israel B.M.                     Bank Leumi Le-Israel
         ------                          19 Herzl Street                               B.M.
                                         61000 Tel Aviv                                Tel Aviv
                                         ISRAEL

         ITALY                           The Chase Manhattan Bank,                     The Chase Manhattan
         -----                           Piazza Meda 1                                 Bank,
                                         20121 Milan                                   Milan
                                         ITALY

         JAPAN                           The Fuji Bank Ltd.                            The Chase Manhattan
         -----                           6-7 Nihonbashi-Kabutocho                      Bank
                                         Chuo-Ku                                       Tokyo
                                         Tokyo
                                         JAPAN

         JORDAN                          Arab Bank Limited                             Arab Bank Limited
         ------                          PO Box 950544-5                               Amman
                                         Amman
                                         Shmeisani
                                         JORDAN

         KENYA                           Barclays Bank of Kenya                        Barclays Bank of Kenya
         -----                           Third Floor                                   Nairobi
                                         Queensway House
                                         Nairobi
                                         KENYA

         LEBANON                         The British Bank of the Middle                The Chase Manhattan
         -------                         East                                          Bank
                                         Ras-Beirut Branch                             New York
                                         PO Box 11-1380
                                         Abdel Aziz,
                                         Ras-Beirut
                                         LEBANON

         LUXEMBOURG                      Banque Generale du                            Banque Generale du
         ----------                      Luxembourg S.A                                Luxembourg S.A
                                         50 Avenue J.F. Kennedy                        Luxembourg
                                         L-2951 LUXEMBOURG

         MALAYSIA                        The Chase Manhattan Bank,                     The Chase Manhattan
         --------                        Pernas International                          Bank,
                                         Jalan Sultan Ismail                           Kuala Lumpur
                                         50250, Kuala Lumpur
                                         MALAYSIA

         MAURITIUS                       Hongkong and Shanghai                         Hongkong and Shanghai
         ---------                       Banking Corporation Ltd                       Banking Corporation Ltd
                                         Curepipe Road                                 Curepipe
                                         Curepipe
                                         MAURITIUS

         COUNTRY                         SUB-CUSTODIAN                                 CORRESPONDENT BANK
         -------                         -------------                                 ------------------

         MEXICO                          The Chase Manhattan Bank,                     No correspondent Bank
         ------                          S.A.
                                         Prolongacion Paseo de la
                                          Reforma no. 600,
                                         PB Colonia Santa Fe Pena
                                         Blanca
                                         01210 Mexico D.F.

         MOROCCO                         Banque Commerciale du Marox                   Banque Commerciale du
         -------                         2 Boulevard Moulay Youssef                    Maroc
                                         Casablanca 20000                              Casablanca
                                         MOROCCO

         NAMIBIA                         Standard Bank Namibia Ltd.                    Standard Corporate &
         -------                         Mutual Platz - 3rd Floor                      Merchant Bank
                                         PO Box 3327                                   South Africa
                                         Windhoek
                                         NAMIBIA

         NETHERLANDS                     ABN AMRO N.V.                                 Generale Bank
         -----------                     Securities Centre                             Nederland N.V.
                                         PO Box 3200                                   Rotterdam
                                         4800 De Breda
                                         NETHERLANDS

         NEW                             National Nominees Limited                     National Bank of New
         ZEALAND                         Level 2 BNZ Tower                             Zealand
         -------                         125 Queen Street                              Wellington
                                         Auckland
                                         NEW ZEALAND

         NORWAY                          Den Norske Bank                               Den Norske Bank
         ------                          Stranden 21                                   Oslo
                                         PO Box 1171 Sentrum
                                         N-0107 Oslo
                                         NORWAY

         OMAN                            The British Bank of the Middle                Oman Arab Bank
         ----                            East                                          Ruwi, Muscar
                                         Bait Al Falaj
                                         Main Office
                                         Ruwi, Muscat
                                         SULTANATE OF OMAN

         PAKISTAN                        Citibank N.A.                                 Citibank N.A.
         --------                        AWT Plaza                                     Karachi
                                         11 Chundrigar Road
                                         Karachi 74200
                                         PAKISTAN

                                         Deutsche Bank A.G.                            Deutsche Bank A.G.
                                         Unitowers                                     Karachi
                                         I.I. Chundrigar Road
                                         Karachi
                                         PAKISTAN

         PERU                            Citibank, N.A.                                Citibank, N.A.
         ----                            Camino Real 457                               Lima
                                         CC Torre Real - 5th Floor
                                         San Isidro, Lima 27
                                         PERU

         COUNTRY                         SUB-CUSTODIAN                                 CORRESPONDENT BANK
         -------                         -------------                                 ------------------

         PHILIPPINES                     The Hongkong and Shanghai                     The Hongkong and
         -----------                     Banking Corporation Limited                   Shanghai
                                         33/F Tektite Tower B                          Banking Corporation
                                         Exchange Road                                 Limited
                                         Ortigas Center                                Manila
                                         Pasig City
                                         PHILIPPINES

         POLAND                          Bank Polska Kasa Opieki S.A.                  Bank Polska Kasa Opieki
         ------                          Curtis Plaza, Woloska 18                      S.A.
                                         02-675 Warsaw                                 Warsaw
                                         POLAND

                                         Bank Handlowy W. Warszawie,                   Bank Handlowy W.
                                         S.A.                                          Warszawie. S.A.
                                         Custody Dept.                                 Warsaw
                                         Capital Markets Centre
                                         U1, Nowy Swiat 6/12
                                         00-920 Warsaw
                                         POLAND

         PORTUGAL                        Banco Espirito Santo e                        Banco Nacional Ultra
         --------                        Comercial de Lisboa                           Marino
                                         Servico de Gestaode Titulos                   Lisbon
                                         R. Mouzinho da Silveira, 36 r/c
                                         1200 Lisbon
                                         PORTUGAL

         RUSSIA                          Chase Manhattan Bank                          The Chase Manhattan
         ------                          International ("CMBI")                        Bank
                                         1st Tverskaya - Yamskaya, 23                  New York
                                         125047 Moscow                                 A/c The Chase Manhattan
                                         Russia                                        London (US$ Nostro
                                                                                       Account)

         SHANGHAI                        The Hongkong and Shanghai                     Citibank
         (CHINA)                          Banking Corporation Limited                  New York
         --------                        Corporate Banking Centre
                                         Unit 504, 5/F Shanghai Centre
                                         1376 Nanjing Xi Lu
                                         Shanghai
                                         THE PEOPLE'S REPUBLIC
                                         OF CHINA

                                                                                       BANK
         SHENZHEN                        The Hongkong and Shanghai                     The Chase Manhattan
         (CHINA)                          Banking Corporation Limited                  Bank
         --------                        1st Floor                                     Hong Kong
                                         Century Plaza Hotel
                                         No. 1 Chun Feng Lu
                                         Shenzhen
                                         THE PEOPLE'S REPUBLIC
                                         OF CHINA

         SINGAPORE                       The Chase Manhattan Bank,                     The Chase Manhattan
         ---------                       Shell Tower                                   Bank,
                                         50 Raffles Place                              Singapore
                                         Singapore 0104
                                         SINGAPORE

         SLOVAK                          Ceskoslovenska Obchodni                       Ceskoslovenska Obchodni
         REPUBLIC                        Banka, A.S.                                   Banka, A.S.
         --------                        Michalska 18                                  Slovak Republic
                                         815 63 Bratislava
                                         SLOVAK REPUBLIC

         COUNTRY                         SUB-CUSTODIAN                                 CORRESPONDENT BANK
         -------                         -------------                                 ------------------

         SOUTH                           Standard Corporate and                        Standard Corporate and
         AFRICA                          Merchant Bank                                 Merchant Bank
         ------                          46 Marshall Street                            South Africa
                                         Johannesburg 2001
                                         SOUTH AFRICA

         SOUTH                           The Hongkong & Shanghai                       The Hongkong &
         KOREA                           Banking Corporation                           Shanghai Banking
         -----                           Limited                                       Corporation
                                         6/F Kyobo Building                            Limited
                                         #1 Chongro, 1-ka Chongro-Ku                   Seoul
                                         Seoul
                                         SOUTH KOREA

         SPAIN                           The Chase Manhattan Bank                      Chase Manhattan Bank,
         -----                           Paseo de la Castellana, 51                    Madrid
                                         28046 Madrid
                                         SPAIN

         SRI LANKA                       The Hongkong & Shanghai                       The Hongkong &
         ---------                       Banking Corporation                           Shanghai Banking
                                         Limited                                       Corporation
                                         Unit #02-02 West Block, World                 Limited, Colombo
                                         Trade Center
                                         Colombo 1,
                                         SRI LANKA

                                                                                       BANK
         SWAZILAND                       Stanbic Bank Swaziland Ltd.                   Standard Corporate and
         ---------                       Stanbic House                                 Merchant Bank,
                                         P.O. Box A294, Swazi Plaza                    South Africa
                                         Mbabane
                                         SWAZILAND

         SWEDEN                          Skandinaviska Enskilda Banken                 Svenska Handelsbanken,
         ------                          Sergels Torg 2                                Stockholm
                                         S-106 40
                                         Stockholm
                                         SWEDEN

         SWITZERLAND                     Union Bank of Switzerland                     Union Bank of
         -----------                     45 Bahnhofstrasse                             Switzerland,
                                         8021 Zurich                                   Zurich
                                         SWITZERLAND

         TAIWAN                          The Chase Manhattan Bank,                     No correspondent bank
         ------                          14th Floor
                                         2, Tun Hwa S. Road Sec. 1
                                         Taipei
                                         TAIWAN
                                         Republic of China

         THAILAND                        The Chase Manhattan Bank                      The Chase Manhattan
         --------                        Bubhajit Building                             Bank, Bangkok
                                         20 North Sathorn Road
                                         Silom, Bangrak
                                         Bangkok 10500
                                         THAILAND

         TUNISIA                         Banque Internationale Arabe de                Banque Internationale
         -------                         Tunisie                                       Arabe de Tunisie,
                                         70-72 Avenue Habib Bourguiba                  Tunisia
                                         P.O. Box 520
                                         1080 Tunis Cedex
                                         TUNISIA

         COUNTRY                         SUB-CUSTODIAN                                 CORRESPONDENT BANK
         -------                         -------------                                 ------------------

         TURKEY                          The Chase Manhattan Bank                      The Chase Manhattan
         ------                          Emirhan Cad. No:  145                         Bank, Istanbul
                                         Atakule, A Blok Kat: 11
                                         80700-Dikilitas/Besiktas
                                         Istanbul
                                         TURKEY

         U.K.                            The Chase Manhattan Bank                      The Chase Manhattan
         ----                            Woolgate House                                Bank, London
                                         Coleman Street
                                         London  EC2P 2HD
                                         UNITED KINGDOM

         URUGUAY                         The First National Bank of                    The First National Bank of
         -------                         Boston                                        Boston,
                                         Zabala 1463                                   Montevideo
                                         Montevideo
                                         URUGUAY

         U.S.A.                          The Chase Manhattan Bank                      The Chase Manhattan
         ------                          1 Chase Manhattan Plaza                       Bank, New York
                                         New York, New York  10081
                                         U.S.A.

         VENEZUELA                       Citibank N.A.                                 Citibank N.A., Caracas
         ---------                       Carmelitas a Altagracia
                                         Edificio Citibank
                                         Caracas  1010
                                         VENEZUELA

         ZAMBIA                          Barclays Bank of Zambia                       Barclays Bank of Zambia,
         ------                          Kafue House                                   Lusaka
                                         Cairo Road
                                         P.O. Box 31936
                                         Lusaka
                                         ZAMBIA

         ZIMBABWE                        Barclays Bank of Zimbabwe                     Barclays Bank of
         --------                        Ground Floor                                  Zimbabwe,
                                         Tanganyika House                              Harare
                                         Corner of 3rd Street & Union
                                         Avenue
                                         Harare
                                         ZIMBABWE

                                   SCHEDULE B

                                  FEE AGREEMENT
                                     BETWEEN
                    FIVE ARROWS SHORT-TERM INVESTMENT TRUST
                                       AND
                              CHASE MANHATTAN BANK

U.S. Onshore Feader
--------------------------

Third Party-Receipts (in US$, UK(pounds), Can $, Dem) US $7
(Chargeable where manual Instruction is required by Chase)

No charge will be levied for internal Chase account transfers between the master and feader funds.
          ---------------------------------------------------------


         For and on behalf of                 For and on behalf of
         /s/ Marian Sullivan                  /s/ Paul R. Freeman

         The Chase Manhattan Bank             Five Arrows Short-Term
                                              Investment Trust

         Dated:   27 January 1997             Dated:   27 January 1997
                 -----------------------               ---------------------